Exhibit 23(c)

                 CONSENT OF IVINS, PHILLIPS & BARKER, CHARTERED


Xerox Credit Corporation
100 First Stamford Place
P.O. Box 10347
Stamford, CT 06904-2347

August 1, 1995

Gentlemen:

     We have acted as special tax counsel for Xerox Credit Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering and sale from time to time by the Company of up to $1,000,000,000 of the Company's Medium-Term Notes, Series E (the "Notes"), including preparation of a Prospectus Supplement to be dated on or about the date hereof covering the Notes (the "Prospectus Supplement"), which Prospectus Supplement is to be filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof.

     We hereby consent to the reference to us and to the use of our name under the caption "United States Income Taxation" in the Prospectus Supplement, and to the filing of a copy of this consent as an exhibit to the Company's Registration Statement on Form S-3 relating to the Notes.



Very truly yours,


IVINS, PHILLIPS & BARKER, Chartered